                                                                      EXHIBIT 10

                                                                  CONFORMED COPY

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                                CREDIT AGREEMENT

                           dated as of July 16, 1998,



                                      among

                               ISPAT INLAND, L.P.,

                              INLAND STEEL COMPANY,


                         BURNHAM TRUCKING COMPANY, INC.,

                                 INCOAL COMPANY,


                            THE LENDERS NAMED HEREIN

                                       and


                           CREDIT SUISSE FIRST BOSTON,


                             as Administrative Agent

                                 ---------------

                           CREDIT SUISSE FIRST BOSTON,

                                   as Arranger


                          DONALDSON, LUFKIN & JENRETTE,

                              as Syndication Agent


--------------------------------------------------------------------------------
                                                         [CS&M Ref No. 5865-029]


                                             TABLE OF CONTENTS


                                               ARTICLE I
                                              Definitions
SECTION 1.01. Defined Terms.....................................................................1
SECTION 1.02. Terms Generally..................................................................20

                                              ARTICLE II
                                             The Credits
SECTION 2.01. Commitments......................................................................20
SECTION 2.02. Loans............................................................................20
SECTION 2.03. Borrowing Procedure..............................................................21
SECTION 2.04. Evidence of Debt; Repayment of Loans.............................................22
SECTION 2.05. Fees.............................................................................22
SECTION 2.06. Interest on Loans................................................................23
SECTION 2.07. Default Interest.................................................................23
SECTION 2.08. Alternate Rate of Interest.......................................................23
SECTION 2.09. Termination and Reduction of Commitments.........................................23
SECTION 2.10. Conversion and Continuation of  Borrowings.......................................24
SECTION 2.11. Repayment of Borrowings..........................................................25
SECTION 2.12. Optional Prepayment..............................................................27
SECTION 2.13. Prepayment Offers................................................................28
SECTION 2.14. Reserve Requirements; Change in Circumstances....................................28
SECTION 2.15. Change in Legality...............................................................30
SECTION 2.16. Indemnity........................................................................30
SECTION 2.17. Pro Rata Treatment...............................................................31
SECTION 2.18. Sharing of Setoffs...............................................................31
SECTION 2.19. Payments.........................................................................32
SECTION 2.20. Taxes............................................................................32
SECTION 2.21. Assignment of Commitments Under Certain Circumstances;
              Duty to Mitigate.................................................................33
SECTION 2.22. Letter of Credit.................................................................34


                                             ARTICLE III
                                   Representations and Warranties
SECTION 3.01. Organization; Powers.............................................................37
SECTION 3.02. Authorization....................................................................37
SECTION 3.03. Enforceability...................................................................38
SECTION 3.04. Governmental Approvals...........................................................38
SECTION 3.05. Financial Statements.............................................................38
SECTION 3.06. No Material Adverse Change.......................................................38
SECTION 3.07. Title to Properties; Possession Under Leases.....................................39
SECTION 3.08. Subsidiaries.....................................................................39
SECTION 3.09. Litigation; Compliance with Laws.................................................39
SECTION 3.10. Agreements.......................................................................39
SECTION 3.11. Federal Reserve Regulations......................................................40


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                                                                               3

SECTION 3.12. Investment Company Act; Public Utility Holding Company
              Act.............................................................40
SECTION 3.13. Use of Proceeds.................................................40
SECTION 3.14. Tax Returns.....................................................40
SECTION 3.15. No Material Misstatements.......................................40
SECTION 3.16. Employee Benefit Plans..........................................40
SECTION 3.17. Environmental Matters...........................................41
SECTION 3.18. Insurance.......................................................41
SECTION 3.19. Security Documents..............................................41
SECTION 3.20. Location of Real Property and Leased Premises...................42
SECTION 3.21. Labor Matters...................................................42
SECTION 3.22. Solvency........................................................42
SECTION 3.23. Year 2000.......................................................42

                                   ARTICLE IV
                             Conditions of Lending
SECTION 4.01. All Credit Events...............................................43
SECTION 4.02. First Credit Event..............................................43

                                   ARTICLE V
                             Affirmative Covenants
SECTION 5.01. Existence; Businesses and Properties............................45
SECTION 5.02. Insurance.......................................................46
SECTION 5.03. Obligations and Taxes...........................................46
SECTION 5.04. Financial Statements, Reports, etc..............................47
SECTION 5.05. Litigation and Other Notices....................................48
SECTION 5.06. Employee Benefits...............................................48
SECTION 5.07. Maintaining Records; Access to Properties and Inspections.......48
SECTION 5.08. Use of Proceeds.................................................48
SECTION 5.09. Compliance with Environmental Laws..............................48
SECTION 5.10. Preparation of Environmental Reports............................49
SECTION 5.11. Further Assurances..............................................49
SECTION 5.12. Interest Rate Protection Agreements.............................49


                                   ARTICLE VI
                               Negative Covenants
SECTION 6.01. Liens...........................................................49
SECTION 6.02. Limitation on Indebtedness......................................51
SECTION 6.03. Limitation on Restricted Payments...............................53

SECTION 6.04. Limitation on Sales of Assets and Subsidiary Stock..............54
SECTION 6.05. Mergers, Consolidations, Sales of Assets........................55
SECTION 6.06. Transactions with Affiliates....................................55
SECTION 6.07. Business of Borrower and Subsidiaries...........................55
SECTION 6.08. Restrictions on Ability of Restricted Subsidiaries to
              Pay Dividends...................................................55
SECTION 6.09. Consolidated EBITDA.............................................56
SECTION 6.10. Amendment of Indenture..........................................56


                                  ARTICLE VII
                               Events of Default

                                  ARTICLE VIII
               The Administrative Agent and the Collateral Agent

                                   ARTICLE IX
                                   Guarantee
SECTION 9.01. Guarantee.......................................................60
SECTION 9.02. Limitation on Liability.........................................62
SECTION 9.03. Successors and Assigns..........................................62


                                   ARTICLE X
                                 Miscellaneous

SECTION 10.01. Notices........................................................62
SECTION 10.02. Survival of Agreement..........................................63
SECTION 10.03. Binding Effect.................................................63
SECTION 10.04. Successors and Assigns.........................................63
SECTION 10.05. Expenses; Indemnity............................................65
SECTION 10.06. Right of Setoff................................................66
SECTION 10.07. Applicable Law.................................................67
SECTION 10.08. Waivers; Amendment.............................................67
SECTION 10.09. Interest Rate Limitation.......................................67
SECTION 10.10. Entire Agreement...............................................68
SECTION 10.11. WAIVER OF JURY TRIAL...........................................68
SECTION 10.12. Severability...................................................68
SECTION 10.13. Counterparts...................................................68
SECTION 10.14. Headings.......................................................68
SECTION 10.15. Jurisdiction; Consent to Service of Process....................68
SECTION 10.16. Judgment Currency..............................................69

                                                                               5

SECTION 10.17. Confidentiality................................................70


SCHEDULES:

Schedule 1.01(a)      --   Guarantors
Schedule 1.01(b)      --   Unrestricted Subsidiaries
Schedule 1.01(c)      --   Mortgaged Properties
Schedule 2.01         --   Commitments and L/C Participation Commitments
Section  3.07(c)       --   Proceedings Affecting Mortgaged Property
Schedule 3.08         --   Subsidiaries
Schedule 3.09         --   Litigation
Schedule 3.17         --   Environmental Matters
Schedule 3.18         --   Insurance
Schedule 3.20         --   Real Property
Schedule 3.20(b)      --   Leased Property
Schedule 6.01         --   Existing Liens
Schedule 6.02         --   Existing Indebtedness

EXHIBITS:

Exhibit A      --  Form of Administrative Questionnaire
Exhibit B      --  Form of Assignment and Acceptance
Exhibit C      --  Form of Borrowing Request
Exhibit D      --  Form of Guarantee
Exhibit E      --  Form of Letter of Credit
Exhibit F      --  Form of Pledge Agreement
Exhibit G-1    --  Form of Opinion of Borrower's Counsel
Exhibit G-2    --  Form of Opinion of General Counsel

                    CREDIT AGREEMENT dated as of July 16, 1998, among ISPAT INLAND, L.P., a Delaware limited partnership (the "Borrower"), INLAND STEEL COMPANY, a Delaware corporation ("Inland"), BURNHAM TRUCKING COMPANY, INC., a Delaware corporation, INCOAL COMPANY, a Delaware corporation, the Lenders (as defined in Article I), and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as issuing bank (in such capacity, the "Issuing Bank"), and as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent") for the Lenders.


               Pursuant to the Merger Agreement (such term and each other capitalized term used but not defined herein having the meaning given it in
Article I), (a) Merger Sub will merge (the "Merger") with and into Inland with Inland being the surviving corporation in the Merger and (b) the then outstanding capital stock of Inland will be converted into the right to receive aggregate cash consideration of $888,200,000 (the "Merger Consideration"), subject to adjustment as set forth in the Merger Agreement.

               The Borrower has requested the Lenders to extend credit in the form of (a) Tranche B Loans on the Closing Date, in an aggregate principal amount not in excess of $350,000,000, (b) Tranche C Loans on the Closing Date, in an aggregate principal amount not in excess of $350,000,000 and (c) a Letter of Credit for the benefit of PBGC in an aggregate face amount at any time outstanding not in excess of $160,000,000. The proceeds of the Loans are to be used solely (a) to make cash capital contributions to finance an indirect intercompany loan (the "Inland Loan") to Inland, which will use the proceeds thereof (i) to pay a portion of the Merger Consideration, (ii) to repay all outstanding intercompany Indebtedness to ISI and (iii) to repay or defease the Series T Bonds (such Indebtedness of Inland, together with the Indebtedness referred to in clause (ii) above, being referred to herein as the "Existing Inland Debt") and (b) to pay related fees and expenses. The Letter of Credit will be issued for the benefit of PBGC to support certain potential pension obligations of Inland.

               The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue the Letter of Credit for the account of the Borrower and Inland on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

               SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

               "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

               "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

               "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(a).

               "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A or such other form as shall be specified by the Administrative Agent from time to time.

               "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that for purposes of Section 6.06 only, beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be Control for purposes of the definition of the term "Affiliate".

               "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause
(b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime

Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "Applicable Percentage" shall mean, for any day, with respect to any Eurodollar Loan, ABR Loan or any L/C Participation Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread-Tranche B Loans", "Eurodollar Spread-Tranche C Loans", "ABR Spread-Tranche B Loans", "ABR Spread-Tranche C Loans" or "L/C Participation Fees", as the case may be, based upon the Consolidated Leverage Ratio as of the relevant date of determination:


                                     Eurodollar       Eurodollar                       ABR
                                      Spread-          Spread-      ABR Spread-     Spread-       L/C
                                     Tranche B         Tranche C      Tranche B     Tranche C  Participation
Consolidated Leverage Ratio            Loans             Loans          Loans         Loans       Fees
---------------------------          ----------       ----------    -----------     ---------  -------------
Category 1
----------

Greater than or equal to 2.50
to 1.00                                2.25%             2.75%          1.25%         1.75%       2.00%

Category 2
----------

Greater than or equal to  1.75
to 1.00 but less than 2.50 to
1.00                                   2.00%             2.50%          1.00%         1.50%       2.00%

Category 3
----------

Less than 1.75 to 1.00                 1.75%             2.25%           .75%         1.25%       1.75%


         Each change in the Applicable Percentage resulting from a change in the Consolidated Leverage Ratio shall be effective with respect to all Loans and the Letter of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by
Section 5.04(a) or (b) and until such statements and certificates are delivered, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Consolidated Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage. Notwithstanding the foregoing, until receipt of the financial statements with respect to the fiscal year ending December 31, 1998, the Consolidated Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

         "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger or otherwise and including by way of casualty, condemnation or Sale and Leaseback) by the Borrower, Inland or any Restricted Subsidiary to any person other than the Borrower, Inland or any Guarantor (and other than sales, transfers and dispositions between or among Restricted Subsidiaries that are not Guarantors) of (a) any capital stock of any Restricted Subsidiary (other than directors' qualifying shares) or (b) any other assets of the Borrower, Inland or any Restricted Subsidiary (other than inventory, excess, damaged, obsolete or worn out assets, scrap, Permitted Investments and accounts receivable, in each case disposed of in the ordinary course of business (or, in the case of accounts receivable or inventory, to a Securitization Subsidiary in accordance with this Agreement); provided that, for purposes of this Agreement, any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $2,000,000 and, for purposes of Section 6.04 only, any sale of the 4 AC Power Station, a power generating facility located in Inland's principal plant in Indiana, shall be deemed not to be an "Asset Sale".

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

         "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

         "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) the equity of such person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         A "Change in Control" shall be deemed to have occurred if (a) the Permitted Holders shall cease to own directly or indirectly, beneficially or of record, shares representing at least 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of IINV; (b) any person or group (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than one or more Permitted Holders shall own directly or indirectly, beneficially or of record, shares of Capital Stock of IINV representing a greater percentage of the aggregate ordinary voting power than the shares owned directly or indirectly, beneficially or of record, by the Permitted Holders; (c) a majority of the seats (other than vacant seats) on the board of directors of IINV shall at any time be occupied by persons who were neither (i) nominated by the board of directors of IINV, nor

                                                                              11
(ii) appointed by directors so nominated; or (d) IINV shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock of the Borrower and Inland.

         "Closing Date" shall mean July 16, 1998.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean all the property in which a security interest has been purported to be granted pursuant to any Security Document, and shall include the Mortgaged Properties.

         "Commitment" shall mean, with respect to any Lender, such Lender's Tranche B Commitment or Tranche C Commitment.

         "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated June 1998.

         "Consolidated Coverage Ratio" as of any date of determination shall mean the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Borrower, Inland or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (ii) if the Borrower, Inland or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Borrower, Inland or such Restricted

Subsidiary has not earned the interest income actually earned during such period in respect of cash or Permitted Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (iii) if since the beginning of such period the Borrower, Inland or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the Consolidated EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Borrower, Inland or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Borrower, Inland and their respective continuing Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Borrower, Inland and their respective continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iv) if since the beginning of such period the Borrower, Inland or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower, Inland or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Borrower, Inland or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a Financial Officer of the Borrower or Inland. If any

Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

         "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of
(a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period and (d) all non-recurring non-cash charges during such period and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all non-recurring non-cash gains during such period, all as determined on a consolidated basis with respect to Inland and the Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Interest Expense" of Inland and the Restricted Subsidiaries shall mean, for any period, the gross interest expense of Inland and the Restricted Subsidiaries for such period, net of interest income. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Inland and the Restricted Subsidiaries under Interest Rate Protection Agreements.

         "Consolidated Leverage Ratio" shall mean, on any date, the ratio of (a) Total Debt as of such date to (b) the sum of (i) Consolidated EBITDA and (ii) interest income of Inland and the Restricted Subsidiaries, in each case for the period of four consecutive fiscal quarters of Inland and the Restricted Subsidiaries most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" shall mean, for any period, the sum of net income or loss for such period of Inland and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the net income of any person in which any other person (other than Inland or a Wholly Owned Subsidiary or a director holding qualifying shares in compliance with applicable law) has an interest, except to the extent of the amount of dividends or distributions actually paid to Inland or a Wholly Owned Subsidiary by such person, (b) the net income of any person accrued prior to the date it became a Restricted Subsidiary or is merged into or consolidated with Inland or such person's assets are acquired by Inland or any of the Restricted Subsidiaries; (c) non-cash unusual, non-cash non-recurring or non-cash extraordinary gains (or losses), as defined under GAAP during such period; and
(d) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Restricted Subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to the Restricted Subsidiary.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Disqualified Stock" shall mean, with respect to any person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Tranche C Maturity Date.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiaries" shall mean all Restricted Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "Empire" shall mean Empire Iron Mining Partnership, a general partnership in which Inland has a 40% interest.

         "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" shall mean any and all applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. ss 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Contribution" shall mean (a) the cash equity investment in an aggregate amount of $90,000,000 made by Ispat Sidbec Inc. and 9064-0861 Quebec Inc. to the Borrower and (b) the cash equity investment in an aggregate amount of $320,000,000 made by IINV and Ispat Sidbec Inc. to Ispat Inland Holding, Inc.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower and Inland, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower, Inland or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower, Inland or any of their respective ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower, Inland or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower, Inland or any of their respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower, Inland or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of
Article II.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or Canada, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by Canada or any other jurisdiction in which the Borrower is located and (c) any withholding tax that is imposed on amounts payable to a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21) at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender's failure to comply with Section 2.20(e), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.20(a).

         "Existing Joint Ventures" shall mean I/N Kote, I/N TEK, PCI and Empire.

         "Existing Inland Debt" shall have the meaning assigned to such term in the preamble.

         "Fee Letter" shall mean the Fee Letter dated June 3, 1998, between IINV and the Administrative Agent.

         "Fees" shall mean the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.

         "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

         "Finco" shall mean Ispat Inland Finance, LLC, a Delaware limited liability company.

         "First Mortgage Bonds" shall mean (a) the Series U First Mortgage Bonds issued pursuant to the Indenture to evidence the Inland Loan, (b) the Series V First Mortgage Bonds issued pursuant to the Indenture to evidence Inland's obligations in respect of the Letter of Credit and (c) the Series W First Mortgage Bonds issued pursuant to the Indenture to evidence Inland's obligations to the Borrower in respect of each Interest Rate Protection Agreement entered into by Inland or the Borrower with any counterparty that was a Lender or an Affiliate of a Lender at the time such Interest Rate Protection Agreement was entered into, in each case pledged to the Collateral Agent for the benefit of the Secured Parties.

         "Foreign Lender" shall mean, with respect to any Relevant Jurisdiction, any Lender that is not organized under the laws of such Relevant Jurisdiction. For purposes of this definition, (a) the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction and (b) Canada and each Province thereof shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or legislative or regulatory body.

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or any other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business and
(ii) contracts made in the ordinary course of business of Inland or its Restricted Subsidiaries for the purchase of utilities, services or raw materials that require payment to be made to the provider of utilities, services or raw materials regardless whether delivery is ever made of such utilities, services or raw materials so long as the quantities of utilities, services or raw materials purchased under each such contract do not exceed Inland's or the contracting Restricted Subsidiary's reasonably anticipated consumption thereof on the date of the contract.

         "Guarantee Agreements" shall mean the IINV Guarantee, the Inland Guarantee and any Subsidiary Guarantee.

         "Guarantors" shall mean each person listed on Schedule 1.01(a) and each other person that becomes party to a Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such person.

         "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes regulated pursuant to any Environmental Law.

         "IINV" shall mean Ispat International N.V., a company organized under the laws of The Netherlands.

         "IINV Guarantee" shall mean the Guarantee Agreement, substantially in the form of Exhibit D, made by IINV in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Incur" shall mean issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a person existing at the time such person becomes a subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such subsidiary at the time it becomes a subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured

by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances, except to the extent such instruments are issued in respect of trade accounts payable and accrued obligations incurred in the ordinary course of business. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, except to the extent that, by its terms, such Indebtedness is nonrecourse to such person.

         "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

         "Indenture" shall mean the Indenture dated April 1, 1928, made by Inland to the Trustees, as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

         "I/N Kote" shall mean I/N Kote, an Indiana general partnership in which a subsidiary of Inland owns a 50% interest.

         "I/N Kote Guarantee" shall mean the guarantee made by Inland of Indebtedness of I/N Kote, as in effect (and, for purposes of the definition of the term "Total Debt", in respect of a maximum principal amount not in excess of the amount outstanding) on the Closing Date.

         "I/N TEK" shall mean I/N TEK, an Indiana general partnership in which a subsidiary of Inland owns a 60% interest.

         "Inland" shall mean Inland Steel Company, a Delaware corporation.

         "Inland Guarantee" shall mean the Guarantee by Inland of the Borrower's obligations with respect to the Loans, provided for in Article IX.

         "Inland Loan" shall have the meaning set forth in the preamble to this Agreement.

         "Insolvency Law" shall mean Title 11 of the United States Code and any similar Federal, local or foreign bankruptcy or insolvency law, in each case as now constituted or hereafter amended or enacted.

         "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of a Eurodollar Borrowing or conversion of a Eurodollar Borrowing to an ABR Borrowing.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31 and (ii) the Tranche B Maturity Date or Tranche C Maturity Date, as applicable, provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect any Borrower or any Subsidiary against fluctuations in interest rates, and not entered into for speculation.

         "Inventory Subsidiary" shall mean a subsidiary of Inland formed for the purpose of purchasing, in a "true sale" transaction, inventory from Inland or any of its subsidiaries.

         "Investment" in any person shall mean any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable or advances against supplies on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 6.03, (i) "Investment" shall include the portion (proportionate to the Borrower's or Inland's equity interest in such subsidiary) of the fair market value of the net assets of any subsidiary of the Borrower and Inland at the time that such subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such subsidiary as a Restricted Subsidiary, the Borrower or Inland, as applicable shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Borrower's or Inland's "Investment" in such subsidiary at the time of such redesignation less (y) the portion (proportionate to the Borrower's or Inland's equity interest in such subsidiary) of the fair market value of the net assets of such subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "ISI" shall mean Inland Steel Industries, Inc., a Delaware corporation.

         "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.05(b).

         "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to the Letter of Credit.

         "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of the outstanding Letter of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any L/C Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

         "L/C Lender" shall mean a Lender with an L/C Participation Commitment.

         "L/C Maturity Date" shall mean the fifth Business Day prior to the fifth anniversary of the Closing Date.

         "L/C Participation Commitment" of any Lender shall mean the commitment of such Lender to acquire a participation in the Letter of Credit and in any L/C Disbursement as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its L/C Participation Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.03.

         "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.05(b).

         "Lenders" shall mean (a) the financial institutions listed on Schedule
2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

         "Letter of Credit" shall mean the letter of credit issued pursuant to
Section 2.22, substantially in the form of Exhibit E.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of the relevant Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (but not under any operating lease) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" shall mean this Agreement, the Guarantee Agreements and the Security Documents.

         "Loan Parties" shall mean the Borrower, Inland and the Guarantors.

         "Loan Repayment Dates" shall mean the Tranche B Loan Repayment Dates and the Tranche C Loan Repayment Dates.

         "Loans" shall mean the Tranche B Loans and the Tranche C Loans.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, liabilities, results of operations or financial condition of the Borrower, Inland and the Restricted Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

         "Merger" shall have the meaning set forth in the preamble to this Agreement.

         "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of May 27, 1998, among IINV, Merger Sub, ISI and Inland.

         "Merger Consideration" shall have the meaning set forth in the preamble to this Agreement.

         "Merger Sub" shall mean Inland Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of IINV.

         "Mortgaged Property" shall mean the real properties of the Loan Parties specified on Schedule 1.01(c) granted pursuant to the Indenture.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (a) transaction expenses (including reasonable broker's fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with the receipt of such cash proceeds), (b) amounts provided as a reserve, in accordance with GAAP, including pursuant to any escrow arrangement, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (c) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (i) Inland shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth Inland's intent to reinvest such proceeds in productive assets of a kind then used or usable in the business of Inland and its Restricted Subsidiaries within 360 days of receipt of such proceeds and (ii) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such 360-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds.

         "Obligations" shall have the meaning assigned to such term in Section 9.01.

         "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "PBGC Agreement" shall mean the binding Term Sheet dated July 15, 1998, by and among PBGC, IINV, ISI, Inland and Ryerson Tull, Inc. regarding certain potential pension liabilities of Inland.

         "PCI" shall mean PCI Associates, a general partnership in which Inland has a 50% interest.

         "PCI Guarantee" shall mean the guarantee made by Inland of Indebtedness of PCI, as in effect (and, for purposes of the definition of the term "Total Debt", in respect of a maximum principal amount not in excess of the amount outstanding) on the Closing Date.

         "Permitted Holders" shall mean (i) Mr. Lakshmi N. Mittal and his spouse or lineal descendants, (ii) any trust, corporation or partnership 100% in interest of the beneficiaries, stockholders or partners of which consists of any person described in clause (i) above or (iii) any combination of the foregoing.

         "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A1 from S&P or at least P1 from Moody's;

                  (c) investments denominated in U.S. dollars in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts denominated in U.S. dollars issued or offered by, any Lender or any United States or Canadian office of any commercial bank organized under the laws of the United States of America or any State thereof or Canada that has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c); and

                  (e) shares of funds registered under the Investment Company Act of 1940, as amended, that have assets of at least $500,000,000 and invest substantially all their assets in obligations described in subsections (a) through (d) above, to the extent that such shares are rated by S&P or Moody's in one of the two highest rating categories assigned by such agency for shares of such nature.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit F, between the Borrower, the subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

         "Preferred Stock", as applied to the Capital Stock of any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

         "Project Finance Indebtedness" of any person shall mean Indebtedness of such person that is secured by a Lien in or upon one or more assets of such person that are acquired, constructed, developed or exploited with the proceeds of such Indebtedness and where the rights and remedies of the holders of such Indebtedness do not extend to any other assets of such person (whether on a secured or unsecured basis). Notwithstanding the foregoing, Indebtedness of any person shall not fail to constitute Project Finance Indebtedness by reason of the inclusion in any document evidencing, governing, securing or otherwise relating to such Indebtedness of provisions to the effect that such person shall be liable, beyond the assets securing such Indebtedness, for (a) misapplied moneys, (b) indemnification by such person in favor of holders of such Indebtedness in respect of liabilities to third parties and (c) such other similar obligations as are customarily excluded from the provisions that otherwise limit the recourse of commercial lenders making so-called "non-recourse" loans to institutional borrowers.

         "Pro Rata Percentage" of any L/C Lender at any time shall mean the percentage of the aggregate L/C Participation Commitments represented by such L/C Lender's L/C Participation Commitment.

         "Receivables Subsidiary" shall mean Inland Steel Administrative Service Company or any successor thereto or any subsidiary of Inland formed for the purpose of purchasing, in a "true sale" transaction, accounts receivable from Inland or any of its subsidiaries.

         "Refinance" shall mean, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Register" shall have the meaning given such term in Section 10.04(d).

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Business" shall mean any business related, ancillary or complementary to the businesses of Inland and the Restricted Subsidiaries on the Closing Date.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

         "Relevant Jurisdiction" shall mean (a) with respect to any Tax imposed by the United States of America, any political subdivision thereof or taxing authority therein, the United States of America, such political subdivision or taxing authority, as the case may be, and (b) with respect to Canada, any political subdivision thereof or taxing authority therein, Canada, such political subdivision or taxing authority, as the case may be.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to,
(i) or (ii) above.

         "Required Lenders" shall mean, at any time, Lenders having Loans and L/C Exposure representing a majority of the sum of all Loans outstanding and L/C Exposure at such time.

         "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "Restricted Payment" with respect to any person shall mean (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Borrower, Inland or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Borrower or Inland held by any person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Borrower or Inland (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Borrower or Inland that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased (a) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition or (b) in order to refinance such Subordinated Obligations with the proceeds of new Subordinated Obligations incurred under and in accordance with the provisions of Section 6.02(b)(vi) and 6.02(c)) or (iv) the making of any Investment (other than a Permitted Investment) in any person (other than the Borrower, Inland or any Restricted Subsidiary).

         "Restricted Subsidiary" shall mean any subsidiary of the Borrower or Inland that is not an Unrestricted Subsidiary.

         "S&P" shall mean Standard & Poor's Ratings Services.

         "Secured Parties" shall have the meaning assigned to such term in the Pledge Agreement.

         "Securitization Subsidiary" shall mean any Inventory Subsidiary or Receivables Subsidiary.

         "Security Documents" shall mean the Pledge Agreement, the Indenture, the First Mortgage Bonds and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

         "Series T Bonds" shall mean the Series T First Mortgage Bonds issued pursuant to the Indenture.

         "Subordinated Obligation" shall mean any Indebtedness of the Borrower, Inland or any Restricted Subsidiary (whether outstanding on the Closing Date or thereafter Incurred) which is subordinate or junior in right of payment to the Loans and other extensions of credit under the Loan Documents pursuant to a written agreement to that effect.

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, but shall exclude I/N TEK.

         "Subsidiary Guarantee" shall mean a Guarantee by a Subsidiary Guarantor of the Obligations, whether pursuant to this Agreement or a Guarantee Agreement.

         "Supplemental Indenture" shall mean the 36th Supplemental Indenture, dated as of July 16, 1998, to the Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

         "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Total Debt" shall mean, as of any date of determination, without duplication, the aggregate principal amount of Indebtedness of Inland and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis (other than (i) Indebtedness of the type referred to in clause (i) or (j) of the definition of the term "Indebtedness", except to the extent of any unreimbursed drawings thereunder, (ii) Indebtedness of the general partners of each Existing Joint Venture in respect of the Indebtedness of such partnerships, but only to the extent such Indebtedness (or commitments in respect thereof) is set forth on Schedule 6.02, and (iii) Indebtedness consisting of the I/N Kote Guarantee and the PCI Guarantee).

         "Tranche B Borrowing" shall mean a Borrowing comprised of Tranche B Loans.

         "Tranche B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.

         "Tranche B Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(i).

         "Tranche B Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Each Tranche B Loan shall be either a Eurodollar Loan or an ABR Loan.

         "Tranche B Maturity Date" shall mean July 16, 2005.

         "Tranche C Borrowing" shall mean a Borrowing comprised of Tranche C Loans.

         "Tranche C Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche C Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.

         "Tranche C Loan Repayment Date" shall have the meaning assigned to such term in Section 2.11(a)(ii).

         "Tranche C Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Tranche C Loan shall be either a Eurodollar Loan or an ABR Loan.

         "Tranche C Maturity Date" shall mean July 16, 2006.

         "Transactions" shall have the meaning assigned to such term in Section 3.02.

         "Trustee" shall mean The First National Bank of Chicago and John G. Finley, as successors to the original trustees under the Indenture and any successor thereto.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the LIBO Rate and the Alternate Base Rate.

         "Unrestricted Subsidiary" shall mean (a) the subsidiaries set forth on
Schedule 1.01(b), (b) any subsidiary of Inland that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Inland in the manner provided below and (c) any subsidiary of an Unrestricted Subsidiary. The Board of Directors of Inland may designate any subsidiary of Inland (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary or any of its subsidiaries (x) owns any Capital Stock or Indebtedness of, (y) holds any Lien on any property of, the Borrower or Inland or any other subsidiary of the Borrower or Inland that is not a subsidiary of the subsidiary to be so designated or (z) owns any of the Collateral; provided, however, that either (A) the subsidiary to be so designated has total assets of $10,000 or less or (B) if such Subsidiary has assets greater than $10,000, such designation would be permitted under Section 6.03. The Board of Directors of Inland may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect of such designation (x) Inland could Incur $1.00 of additional Indebtedness under Section 6.02(a) and
(y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of Inland shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of such Board of Directors giving effect to such designation and a certificate of a Responsible Officer certifying that such designation complied with the foregoing provisions.

         "Wholly Owned Subsidiary" shall mean a Restricted Subsidiary all the Capital Stock (or, in the case of a Foreign Subsidiary, at least 95% of the Capital Stock) of which (other than directors' qualifying shares) is owned by the Borrower, Inland or one or more Wholly Owned Subsidiaries.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

                                   ARTICLE II

                                   The Credits

         SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Tranche B Loan to the Borrower on the Closing Date in a principal amount not to exceed its Tranche B Commitment and (b) to make a Tranche C Loan to the Borrower on the Closing Date in a principal amount not to exceed its Tranche C Commitment.
Amounts paid or prepaid in respect of Loans may not be reborrowed.

         SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Tranche B Commitments or Tranche C Commitments, as applicable; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

         (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 (noon), New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower or Inland in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         SECTION 2.03. Borrowing Procedure. In order to request a Borrowing the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable (except for the initial Borrowing intended for the Closing Date, when the Borrower may revoke without penalty a Borrowing Request for an ABR Borrowing should the closing of the Transactions not occur on such date), shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether such borrowing is to be a Tranche B Borrowing or a Tranche C Borrowing, (ii) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (iii) the date of such Borrowing (which shall be a Business Day), (iv) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (v) the amount of such Borrowing; and (vi) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar

Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

         SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.11.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. Fees. (a) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative and other fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

         (b) The Borrower agrees to pay (i) to each L/C Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the L/C Participation Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the L/C Maturity Date or the date on which the Letter of Credit has been canceled or has expired) at a rate per annum equal to the Applicable Percentage from time to time for L/C Participation Fees, and (ii) to the Issuing Bank with respect to the Letter of Credit, on the last Business Day of March, June, September and December of each year and on the L/C Maturity Date, a fronting fee equal to 0.25% per annum on the aggregate outstanding face amount of the Letter of Credit (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or LIBO Rate for each Interest Period or day within an Interest

Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder (including any L/C Disbursement), by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for another Interest Period as a Eurodollar Borrowing pursuant to Section 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. Termination and Reduction of Commitments. (a) The Commitments shall automatically terminate at 5:00 p.m., New York City time, on August 31, 1998, if the initial Borrowing shall not have occurred by such time. The Commitment of each Lender shall also terminate upon the making by such Lender of the Loans to be made by it on the Closing Date.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $10,000,000.

         (c) Each reduction in the Tranche B Commitments or the Tranche C Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Tranche B Commitments or Tranche C Commitments.

         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                  (vii) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Borrowings with Interest Periods ending on or prior to such Loan Repayment Date and (B) the ABR Borrowings would not be at least equal to the principal amount of Borrowings to be paid on such Loan Repayment Date;

                  (viii) until the seventh day following the Closing Date (or such earlier date on which the Administrative Agent shall have informed the Borrower that the syndication of the Loans has been completed), no Borrowing may be converted into a Eurodollar Borrowing; and

                  (ix) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

         SECTION 2.11. Repayment of Borrowings. (a) (i) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being a "Tranche B Loan Repayment Date"), a principal amount of the Tranche B Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(c)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

         Date                                           Amount
         ----                                           ------
         September 30, 1998                             $875,000
         December 31, 1998                               875,000
         March 31, 1999                                  875,000
         June 30, 1999                                   875,000
         September 30, 1999                              875,000
         December 31, 1999                               875,000
         March 31, 2000                                  875,000
         June 30, 2000                                   875,000
         September 30, 2000                              875,000
         December 31, 2000                               875,000
         March 31, 2001                                  875,000
         June 30, 2001                                   875,000
         September 30, 2001                              875,000
         December 31, 2001                               875,000
         March 31, 2002                                  875,000
         June 30, 2002                                   875,000
         September 30, 2002                              875,000
         December 31, 2002                               875,000
         March 31, 2003                                  875,000
         June 30, 2003                                   875,000

         Date                                           Amount
         ----                                           ------

         September 30, 2003                              875,000
         December 31, 2003                               875,000
         March 31, 2004                                  875,000
         June 30, 2004                                   875,000
         September 30, 2004                              875,000
         December 31, 2004                               875,000
         March 31, 2005                                  875,000
         Tranche B Maturity Date                    $326,375,000

         (ii) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next preceding Business Day (each such date being a "Tranche C Loan Repayment Date"), a principal amount of the Tranche C Loans (as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(c)) equal to the amount set forth below for such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

         Date                                           Amount
         ----                                           ------
         September 30, 1998                             $875,000
         December 31, 1998                               875,000
         March 31, 1999                                  875,000
         June 30, 1999                                   875,000
         September 30, 1999                              875,000
         December 31, 1999                               875,000
         March 31, 2000                                  875,000
         June 30, 2000                                   875,000
         September 30, 2000                              875,000
         December 31, 2000                               875,000
         March 31, 2001                                  875,000
         June 30, 2001                                   875,000
         September 30, 2001                              875,000
         December 31, 2001                               875,000
         March 31, 2002                                  875,000
         June 30, 2002                                   875,000
         September 30, 2002                              875,000
         December 31, 2002                               875,000
         March 31, 2003                                  875,000
         June 30, 2003                                   875,000
         September 30, 2003                              875,000

         Date                                           Amount
         ----                                           ------
         December 31, 2003                               875,000
         March 31, 2004                                  875,000
         June 30, 2004                                   875,000
         September 30, 2004                              875,000
         December 31, 2004                               875,000
         March 31, 2005                                  875,000
         June 30, 2005                                   875,000
         September 30, 2005                              875,000
         December 31, 2005                               875,000
         March 31, 2006                                  875,000
         Tranche C Maturity Date                    $322,875,000

           (b) In the event and on each occasion that any Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Loan, the installments payable on each Loan Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

           (c) To the extent not previously paid, all Tranche B Loans and Tranche C Loans shall be due and payable on the Tranche B Maturity Date and Tranche C Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

         SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part upon at least three Business Days prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time; provided that any such prepayment shall be in an amount equal to the percentage of the principal amount of the Loans prepaid set forth below opposite the period in which such prepayment is made:


Period                                                             Percentage
------                                                            ----------
Closing Date to but excluding July 16, 1999                           103%

July 16, 1999 to but excluding July 16, 2000                          102%

July 16, 2000 to but excluding July 16, 2001                          101%

Thereafter                                                            100%


         (b) Each partial prepayment of a Borrowing shall be in increments of $1,000,000 and a minimum amount of $10,000,000. Prepayments shall be accompanied by accrued interest to but excluding the date of prepayment. All prepayments shall be subject to Section 2.16.

         (c) Optional prepayments of Loans shall be allocated pro rata between the then-outstanding Tranche B Loans and Tranche C Loans and applied as specified by the Borrower against the remaining scheduled installments of principal due in respect of the Tranche B Loans and Tranche C Loans under Sections 2.11(a)(i) and (ii), respectively.

         SECTION 2.13. Prepayment Offers. (a) In the event of any Asset Sale by the Borrower, Inland or any Restricted Subsidiary, the Borrower shall offer to apply 100% of the Net Cash Proceeds received by the Borrower, Inland or such Restricted Subsidiary with respect thereto to prepay outstanding Loans at a prepayment amount equal to 101% of the Loans prepaid in accordance with Section 2.13(c). Notwithstanding the foregoing provisions of this paragraph (a), the Borrower shall not be required to offer to prepay the Loans in accordance with this paragraph (a) except to the extent that the aggregate Net Cash Proceeds from all Asset Sales which are not applied in accordance with this paragraph (a) exceeds $25,000,000. Pending application of Net Cash Proceeds pursuant to this paragraph (a), such Net Cash Proceeds shall be invested in Permitted Investments or used to repay revolving credit loans of Inland or the Restricted Subsidiaries.

         (b) Upon the occurrence of a Change in Control, the Borrower shall offer to prepay all outstanding Loans in accordance with Section 2.13(c) at a prepayment amount equal to 101% of the principal amount thereof, plus all accrued and unpaid interest to the date of prepayment.

         (c) Promptly, and in any event within 10 days after the occurrence of an event (an "Offer Event") requiring the Borrower to make an offer to prepay Loans under this Section 2.13, the Borrower shall mail a notice to each Lender with a copy to the Administrative Agent stating: (i) that an Offer Event has occurred and that the Borrower is offering to prepay Loans at the applicable purchase price in cash; (ii) the circumstances and relevant facts regarding such Offer Event (including information with respect to pro forma historical income, cash flow, capitalization and Collateral after giving effect to such Offer Event); (iii) the prepayment date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iv) the instructions determined by the Borrower, consistent with the other provisions of this Section 2.13, that a Lender must follow in order to have its Loans prepaid (which shall include providing written notice to the Borrower and the Administrative Agent of a Lender's request to have its Loans prepaid). Unless otherwise expressly stated, in the case of an Offer Event as a result of an Asset Sale, if the aggregate amount of Loans tendered pursuant to the Borrower's offer to prepay Loans exceeds the amount of Loans offered to be prepaid, Loans shall be prepaid in proportion to the respective principal amounts of the Loans of each Tranche so tendered. Prepayments of outstanding Loans under this Section 2.13 shall be applied as specified by the Borrower against the remaining scheduled installments of principal due in respect of Tranche B Loans and Tranche C Loans under Sections 2.11(a)(i) and (ii), respectively, and allocated among the Lenders pursuant to Section 2.17 hereof. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16.

         SECTION 2.14. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or the Letter of Credit or participations therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining the Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy

(whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in the Letter of Credit purchased by such Lender pursuant hereto or the Letter of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation with respect to such period or any other period, except that none of any Lender or the Issuing Bank shall be entitled to compensation under this Section 2.14 for any costs incurred or reductions suffered with respect to any date unless such Lender or the Issuing Bank, as applicable, shall have notified the Borrower that it will demand compensation for such costs or reductions under subsection (c) above, not later than 180 days after such date. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to maintain any Eurodollar

Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods or have their Interest Periods converted to another Interest Period and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period or to convert the Interest Period with respect to any Eurodollar Borrowing to another Interest Period) shall, as to such Lender only, be deemed a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be, unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender resulting from the conversion of such Eurodollar Loans.

         (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a), other than the failure to convert an ABR Loan to, or to continue a Eurodollar Loan as, a Eurodollar Loan after notice thereof as a result of a Lender exercising its rights under Section 2.15(a)(i), being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error, except that no Lender shall be entitled to indemnity under this Section
2.16 for any losses incurred with respect to any Breakage Event unless such Lender shall have notified the Borrower that it will demand indemnity for such losses pursuant to this Section 2.16 not later than 180 days after such Breakage Event.

         SECTION 2.17. Pro Rata Treatment. Except as required under Sections
2.13 and 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the

United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Insolvency Law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its participations in L/C Disbursements and Tranche B Loans and Tranche C Loans shall be proportionately less than the unpaid principal portion of the participations in L/C Disbursements and Tranche B Loans and Tranche C Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Tranche B Loans and Tranche C Loans and L/C Exposure, as the case may be, of such other Lender, so that the aggregate unpaid principal amount of the Tranche B Loans and Tranche C Loans and L/C Exposure and participations in Tranche B Loans and Tranche C Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Tranche B Loans and Tranche C Loans and L/C Exposure then outstanding as the principal amount of its Tranche B Loans and Tranche C Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Tranche B Loans and Tranche C Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Inland expressly consent to the foregoing arrangements and agree that any Lender holding a participation in L/C Disbursement or Loan deemed to have been so purchased may, to the extent permitted by law, exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower or Inland to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any L/C Disbursement or any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its offices at 11 Madison Avenue, New York, New York.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, unless such next succeeding Business Day would fall in the following month, in which case such payment will be made on the immediately preceding Business Day, and any such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.20. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the

Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the laws of the United States of America or Canada, or any treaty to which either such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. For any period with respect to which a Foreign Lender has failed to provide the Borrower with the appropriate form or forms described in the previous sentence, such Foreign Lender shall not be entitled to indemnification or payment of additional amounts under this Section
2.20 with respect to Taxes imposed by the Relevant Jurisdiction, but only to the extent such Taxes would not have been imposed had such form or forms been so provided; provided, however, that should a Foreign Lender be subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Foreign Lender shall reasonably request to assist the Foreign Lender to recover such Taxes.

         SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 10.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14, Section 2.16 and
Section 2.20); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or notice under Section
2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

         (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

         SECTION 2.22. Letter of Credit. (a) General. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Issuing Bank agrees to issue the Letter of Credit on the Closing Date for the account of the Borrower and Inland (the "Account Parties") for the benefit of the PBGC and in an aggregate face amount of $160,000,000.

         (b) Expiration Date. The Letter of Credit shall expire at the close of business on the earlier of (i) the date one year after the date of the issuance of the Letter of Credit (unless renewed for one or more subsequent one-year periods pursuant to paragraph (c) below) and (ii) the L/C Maturity Date.

         (c) Renewal and Extension; Notices thereof. The Issuing Bank shall notify (the "L/C Renewal Notice") Inland, the Borrower and the Administrative Agent in writing (delivered by hand or telecopy) no less than 60 days prior to the then current expiration date of the Letter of Credit as to whether it intends to renew the Letter of Credit for another year. The Issuing Bank shall so renew the Letter of Credit unless (i) prior to the delivery of the L/C Renewal Notice the Borrower or Inland shall have instructed the Issuing Bank not to renew the Letter of Credit or (ii) at the time of the L/C Renewal Notice, the conditions to renewal set forth in Section 4.01 shall not have been satisfied. Not less than 90 nor more than 120 days (or such other notice as may be agreed to by the Account Parties, the Issuing Bank and the Administrative Agent) prior to the then current expiration of the Letter of Credit, Inland or the Borrower shall provide written notice to the Issuing Bank and the Administrative Agent as to whether it requests that the Letter of Credit be renewed for another year (or shorter period as may be specified in such request) from such then current expiration date and, if the Account Parties request such renewal, a certificate of a Responsible Officer confirming that the conditions precedent to renewal of the Letter of Credit set forth in Section 4.01 are satisfied.

         (d) Participations. By the issuance of the Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each L/C Lender, and each L/C Lender hereby acquires from the Issuing Bank, a participation in the Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under the Letter of Credit, effective upon the issuance of the Letter of Credit. In consideration and in furtherance of the foregoing, each L/C Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Account Parties (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in paragraph (e) below. Each L/C Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of the Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of the Letter of Credit, the Account Parties shall, jointly and severally, pay to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after the Account Parties shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Account Parties shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day. If the Issuing Bank shall not have received such payment from the Account Parties within the time specified above, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each L/C Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such L/C Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement, and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the L/C Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Account Parties pursuant to this paragraph prior to the time that any L/C Lender makes any payment pursuant to this paragraph; any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the L/C Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any L/C Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

         (f) Obligations Absolute. The Account Parties' obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this

Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of the Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of the Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that either Account Party, any other party guaranteeing, or otherwise obligated with, either Account Party, any of their respective subsidiaries or other Affiliate thereof or any other person may at any time have against the beneficiary under the Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under the Letter of Credit against presentation of a draft or other document that does not comply with the terms of the Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of an Account Party's obligations hereunder.

         Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Account Parties hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Account Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Account Parties to the extent permitted by applicable law) suffered by the Account Parties that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under the Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under the Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under the Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under the Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to the Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to the Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under the Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

         (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under the Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Account Parties of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Account Parties of their joint and several obligation to reimburse the Issuing Bank and the L/C Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each L/C Lender notice thereof.

         (h) Interest. If the Issuing Bank shall make any L/C Disbursement in respect of the Letter of Credit, then, unless the Account Parties shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank and the L/C Lenders that shall have funded their Pro Rata Percentage of the L/C Disbursement as provided in subsection (e) of this Section 2.22, for each day from and including the date of such L/C Disbursement, to but excluding the date of reimbursement by the Account Parties, from time to time on demand, at a rate per annum equal to (i) for the first such day, the interest rate per annum then applicable to Tranche B ABR Loans and (ii), thereafter, the default interest rate per annum then applicable to Tranche B ABR Loans as specified in Section 2.07(a).

         (i) Cash Collateralization. If any Event of Default shall occur and be continuing, the Account Parties shall, on the Business Day they receive notice from the Administrative Agent or L/C Lenders holding participations in the outstanding Letter of Credit representing greater than 50% of the aggregate undrawn amount of the outstanding

Letter of Credit thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the L/C Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated and either (a) Lenders holding a majority of the L/C Exposure consent or (b) the Letter of Credit has been drawn in full and not fully reimbursed or has terminated, be applied to satisfy the Obligations. If the Account Parties are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Account Parties within three Business Days after all Events of Default have been cured or waived.


                                   ARTICLE III

                         Representations and Warranties

         Each of the Borrower, Inland and each other Guarantor represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

         SECTION 3.01. Organization; Powers. Each of the Borrower, Inland and their respective subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

         SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents and the borrowings hereunder, the refinancing of the Existing Inland Debt, the making and borrowing of the Inland Loan, the consummation of the Merger, the financing therefor and the other transactions contemplated hereby and by the Merger Agreement (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate or partnership and, if required, stockholder or partner action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation, partnership agreement or other constitutive documents or by-laws of the Borrower, Inland or any of their respective subsidiaries, (B) any order of any Governmental Authority or (C) any provision of any indenture, material agreement or other material instrument to which the Borrower, Inland or any of their respective subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower, Inland or any of their respective subsidiaries (other than any Lien created hereunder or under the Security Documents).

         SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower, Inland and each other Loan Party hereto, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to equitable principles.

         SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing with the Secretary of State of the State of Delaware of the certificate of merger as contemplated under the Merger Agreement, which filing shall have been made prior to or substantially simultaneously with the Borrowing to be made on the Closing Date, and (b) such as have been made or obtained and are in full force and effect.

         SECTION 3.05. Financial Statements. (a) Inland has heretofore furnished to the

Lenders its consolidated balance sheets and related statements of income, stockholder's equity and cash flows (i) as of and for the three-year period ended December 31, 1997, audited by and accompanied by the opinion of Price Waterhouse LLP, independent public accountants, and (ii) as of the fiscal quarter ended March 31, 1998, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations and cash flows of Inland and its consolidated subsidiaries, as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Inland and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         (b) Inland has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and certain statements of income, stockholder's equity and cash flows data as of and for the twelve-month period ending on March 31, 1998, prepared giving effect to the Transactions as if they had occurred on such date (or, in the case of such other data, on the first day of such period). Such pro forma financial statements and other data have been prepared in good faith by Inland, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by Inland on the date hereof and on the Closing Date to be reasonable), are based on the best information available to Inland as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of Inland and its consolidated subsidiaries as of such date, assuming that the Transactions had actually occurred at such date.

         SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, or Inland and its Restricted Subsidiaries, taken as a whole, in each case since December 31, 1997.

         SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of the Borrower, Inland and their respective subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.01.

         (b) Each of the Borrower, Inland and their respective subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower, Inland and their respective subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         (c) Except as set forth on Schedule 3.07(c), on the Closing Date, neither Inland nor the Borrower has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Property or any sale or disposition thereof in lieu of condemnation.

         (d) Neither the Borrower, Inland nor any of their respective subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

         SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all subsidiaries of each of the Borrower and Inland and the percentage ownership interest of the Borrower or Inland therein. On the Closing Date, the shares of capital stock or other ownership interests so indicated on
Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower or Inland, directly or indirectly, free and clear of all Liens.

         SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower or Inland, threatened against or affecting the Borrower, Inland or any of their respective subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (b) None of the Borrower, Inland or any of their respective subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         (c) Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, except where the failure to have the same could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. Agreements. Neither the Borrower, Inland nor any of their respective subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower, Inland nor any of their respective subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or the Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulations U or X.

         SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower, Inland nor any of their respective subsidiaries is
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of the Letter of Credit only for the purposes specified in the preamble to this Agreement.

         SECTION 3.14. Tax Returns. Each of the Borrower, Inland and their respective subsidiaries has filed or caused to be filed all Federal, state, local and foreign Tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower, Inland or such subsidiary, as applicable, shall have set aside on its books adequate reserves.

         SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower or Inland to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of the Borrower and Inland represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         SECTION 3.16. Employee Benefit Plans. Each of the Borrower, Inland and their respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.17. Environmental Matters. Except as set forth in Schedule
3.17 and as could not reasonably be expected to have a Material Adverse Effect:

         (a) Inland and its Subsidiaries are in compliance with, and for the past three years have been in compliance in all material respects with, all applicable Environmental Laws and all Environmental Permits. All past noncompliance with Environmental Laws or Environmental Permits has been resolved without any pending, on-going or future obligation, cost or liability, and there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit that is reasonably expected to have a Material Adverse Effect;

         (b) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any of the real property by Inland and its Subsidiaries, or to the knowledge of Inland, on any property formerly owned, leased or occupied by Inland and its Subsidiaries;

         (c) Inland and its Subsidiaries have not, and to the knowledge of Inland no other person has, Released Hazardous Materials on any of the real property currently or formerly owned, leased or occupied by Inland and its Subsidiaries;

         (d) Inland and its Subsidiaries are not conducting, and have not undertaken or completed, any Remedial Action relating to any Release or threatened Release at the real property or at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or Environmental Permit;

         (e) none of the real property is listed or proposed for listing on the National Priorities List under CERCLA, or, to the knowledge of Inland, any analogous federal, state or local list;

         (f) there are no Environmental Claims pending or, to the knowledge of Inland, threatened against Inland and its Subsidiaries or the real property, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including without limitation with respect to any off-site disposal location currently or formerly used by Inland and its Subsidiaries or any of their predecessors or with respect to any currently or formerly owned or operated facilities; and

         (g) Inland and its Subsidiaries can reasonably be expected to maintain present production levels in compliance with applicable Environmental Laws without material capital or operating expenditures and without modifying their Environmental Permits or obtaining any additional Environmental Permits.

         SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or Inland or by the Borrower or Inland for their respective subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower, Inland and their respective subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

         (b) The Indenture is effective to create in favor of the Trustee, for the ratable benefit of the bondholders from time to time under the Indenture, a legal, valid and enforceable Lien on all Inland's right, title and interest in and to the Mortgaged Property and the other Collateral in which a Lien is purported to be granted thereunder and the proceeds thereof, and the Indenture constitutes a fully perfected Lien on, and security interest in, all right, title and interest of Inland in such Mortgaged Property and Collateral and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by
Section 6.01.

         SECTION 3.20. Location of Real Property and Leased Premises. (a)
Schedule 3.20 lists completely and correctly as of the Closing Date all real property owned by the Borrower, Inland and their respective subsidiaries and the addresses thereof. On the Closing Date, the Borrower, Inland and their respective subsidiaries own in fee all the real property set forth on Schedule 3.20.

         (b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Borrower, Inland and their respective subsidiaries and the addresses thereof. On the Closing Date, the Borrower, Inland and their respective subsidiaries have valid leasehold interests in all the real property set forth on Schedule 3.20(b).

         SECTION 3.21. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower, Inland or any of their respective subsidiaries pending or, to the knowledge of the Borrower or Inland, threatened. The hours worked by and payments made to employees of the Borrower, Inland and their respective subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower, Inland or any of their respective subsidiaries, or for which any claim may be made against the Borrower, Inland or any of their respective subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower, Inland or such subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower, Inland or any of their respective subsidiaries is bound.

         SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each

Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         SECTION 3.23. Year 2000. Each of the Borrower and Inland has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by either or any of their subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, each of the Borrower and Inland believes that all of its computer applications that are material to its or any of its subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.


                                   ARTICLE IV

                              Conditions of Lending

         The obligations of the Lenders to make Loans and of the Issuing Bank to issue and renew the Letter of Credit hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.01. All Credit Events. On the date of the making of the Loans, the date of the issuance of the Letter of Credit and the date of each renewal or extension of the Letter of Credit (each such event being called a "Credit Event"):

         (a) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

         (b) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

         Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (a) and (b) of this Section 4.01.

         SECTION 4.02. First Credit Event.  On the Closing Date:

         (a) The Administrative Agent shall have received a Borrowing Request, as required by Section 2.03.

         (b) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Shearman & Sterling, counsel for the Borrower, Inland and their respective subsidiaries, substantially to the effect set forth in Exhibit G-1, and (ii) George A. Rauney, Jr., Vice-President, General Counsel of ISI, substantially to the effect set forth in Exhibit G-2, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower and Inland hereby request such counsel to deliver such opinions.

         (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or certificate of limited partnership, as the case may be, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying
(A) that attached thereto is a true and complete copy of the by-laws or limited partnership agreement, as the case may be, of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

         (e) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, (i) confirming compliance with the conditions precedent set forth in paragraphs (a) and (b) of Section 4.01 and (ii) as to the solvency of the Borrower and Inland after giving effect to the Transactions.

         (f) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent previously invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

         (g) The Pledge Agreement and the Supplemental Indenture shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and (i) all the outstanding Capital Stock of each Guarantor (other than Inland) and (ii) the First Mortgage Bonds shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties. Certificates representing such pledged shares or First Mortgage Bonds, accompanied by instruments of transfer and stock powers endorsed in blank (or, in the case of the First Mortgage Bonds, duly executed on behalf of Inland, authenticated by the Trustee and registered in the name of the Collateral Agent) shall be in the actual possession of the Collateral Agent; provided that to the extent to do so would cause adverse tax consequences to the Borrower or Inland, (i) neither the Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the voting stock of any Foreign Subsidiary and (ii) no Foreign Subsidiary shall be required to pledge the capital stock of any of its Foreign Subsidiaries.

         (h) The IINV Guarantee shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

         (i) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a lender's loss payable endorsement and to name the Trustees as additional insured, in form and substance satisfactory to the Administrative Agent.

         (j) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions to the extent required, and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to have a Material Adverse Effect or restrain, prevent or impose materially burdensome conditions on the Transactions.

         (k) The Merger shall have been consummated, or shall be consummated simultaneously with the initial Credit Event, in accordance with applicable law and the Merger Agreement, without giving effect to any material waiver or amendment of the Merger Agreement not approved in writing by the Lenders.

         (l) The Equity Contribution shall have been made simultaneously with the initial Credit Event.

         (m) After giving effect to the Transactions, the Borrower, Inland and their respective Restricted Subsidiaries shall have outstanding no Indebtedness other than (A) the extensions of credit under this Agreement and (B) the Indebtedness listed on Schedule 6.02.

         (n) The Lenders shall be reasonably satisfied in all respects with the amount and nature of any actual or asserted unfunded benefit or other pension liabilities of the Borrower, Inland and their respective subsidiaries and any of their ERISA Affiliates and the plans of each such person with respect thereto, after giving effect to the Transactions and the consummation of the other transactions contemplated hereby.

         (o) The Lenders shall be satisfied that all Existing Inland Debt shall have been repaid in full, the commitments (if any) thereunder canceled and all security and guarantees (if any) therefor released and discharged.


                                    ARTICLE V

                              Affirmative Covenants

         Each of the Borrower and Inland covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and the Letter of Credit shall have been canceled or shall have expired and all amounts drawn thereunder shall have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of the Borrower and Inland will, and will cause each of their respective Restricted Subsidiaries to:

         SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

         (b) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $150,000,000, naming the Trustee as an additional insured, on forms satisfactory to the Collateral Agent.

         (c) Cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Trustee of the occurrence of an Event of Default, the insurance carrier shall, during the continuance of such Event of Default pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Trustee; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Trustee (giving the Administrative Agent and the Trustee the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Trustee; deliver to the Administrative Agent and the Trustee, prior to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Trustee) together with evidence satisfactory to the Administrative Agent and the Trustee of payment of the premium therefor.

         SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or Inland, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

         SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower and Inland, furnish to the Administrative Agent and each Lender:

                  (a) within 100 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholder's equity and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries or Inland and its consolidated subsidiaries, as applicable, as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated subsidiaries or Inland and its consolidated subsidiaries, as applicable, on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholder's equity and cash flows showing the financial condition of the Borrower and its consolidated subsidiaries or Inland and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Restricted Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated subsidiaries or Inland and its consolidated subsidiaries, as applicable, on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under subsection (a) or (b) above, a letter of the accounting firm (in the case of clause (a) above) and certificate of the Financial Officer reporting on or certifying such statements (which letter, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) reporting that they are unaware that any Event of Default has occurred, in the case of the accounting firm, or certifying that no Event of Default or, to the best of his knowledge after due inquiry, Default has occurred, in the case of the Financial Officer or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.09;

                  (d) promptly after the same become publicly available, copies of each registration statement, proxy statement, annual report, Form 10-K, Form 10-Q and Form 8-K filed by the Borrower, Inland or any of their respective Restricted Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

                  (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower, Inland or any of their respective Restricted Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

         SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower, Inland or any subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower, Inland or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower or Inland in an aggregate amount exceeding $1,000,000 a statement of a Financial Officer of the Borrower or Inland setting forth details as to such ERISA Event and the action, if any, that the Borrower or Inland proposes to take with respect thereto.

         SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (through the Administrative Agent) to visit and inspect the financial records and the properties of the Borrower, Inland or any of their respective Restricted Subsidiaries at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender (through the Administrative Agent) to discuss the affairs, finances and condition of the Borrower, Inland or any of their respective Restricted Subsidiaries with the officers thereof and independent accountants therefor.

         SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance, extension or renewal of the Letter of Credit only for the purposes set forth in the preamble to this Agreement.

         SECTION 5.09. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in material compliance with Environmental Laws; provided, however, that neither the Borrower, Inland nor any of their Restricted Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

         SECTION 5.10. Preparation of Environmental Reports. If a Default or an Event of Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower or Inland, as applicable, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such

Properties.

         SECTION 5.11. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower and Inland will cause any subsequently acquired or organized Restricted Domestic Subsidiary (other than a Securitization Subsidiary) to execute a Guarantee Agreement and each applicable Security Document in favor of the Collateral Agent.

         SECTION 5.12. Interest Rate Protection Agreements. In the case of the Borrower, within 90 days following the Closing Date, enter into Interest Rate Protection Agreements, with counterparties and on terms and conditions reasonably satisfactory to the Administrative Agent, pursuant to which the interest rate with respect to a notional amount equal to at least 50% of its Indebtedness under this Agreement, is fixed for a period of at least three years.



                                   ARTICLE VI

                               Negative Covenants

         Each of the Borrower and Inland covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and the Letter of Credit shall have been canceled or shall have expired and all amounts drawn thereunder shall have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower and Inland will not, and will not cause or permit any of the Restricted Subsidiaries to:

         SECTION 6.01. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Restricted Subsidiary) now owned or hereafter acquired by them or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens on property or assets of Inland, the Borrower and the Restricted Subsidiaries existing on the date hereof and set forth in Schedule 6.01; provided that such Liens shall secure only those obligations which they secure on the date hereof;

                  (b) any Lien created under the Loan Documents;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by Inland or any of its Restricted Subsidiaries; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of Inland or any of its Restricted Subsidiaries and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any other property of Inland or its Restricted Subsidiaries, (B) materially reduce the fair market value of such property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such property;

                  (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

                  (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business of Inland or any of its Restricted Subsidiaries and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

                  (f) pledges and deposits made in the ordinary course of business of Inland or any of its Restricted Subsidiaries in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations or to support obligations to insurance companies in respect of deductibles, co-insurance claims or self-insured retentions (and letter of credit reimbursement obligations in respect thereof);

                  (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business of Inland or any of its

         Restricted Subsidiaries;

                  (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business of Inland or any of its Restricted Subsidiaries which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower, Inland or any of their respective subsidiaries;

                  (i) Liens on inventory and accounts receivable (and the proceeds thereof and the related books and records) of Securitization Subsidiaries securing Indebtedness permitted by Section 6.02(b)(viii) or 6.02(b)(ix)(A);

                  (j) Liens on inventory (and the proceeds thereof and the related books and records) of Inland and the Restricted Subsidiaries, but only to the extent such Liens secure Indebtedness Incurred under
         Section 6.02(b)(ix)(B) and there is no outstanding Indebtedness under
         Section 6.02(b)(ix)(A);

                  (k) additional Liens on property or assets securing obligations of Inland or any of its Restricted Subsidiaries (other than Indebtedness for borrowed money) not exceeding $500,000 at any time, provided that, to the extent any such Lien applies to any Collateral (as defined in any such Security Documents), such Lien does not have priority over the Liens created under the Security Documents;

                  (l) purchase money security interests (including in respect of industrial revenue or development bonds and Capital Lease Obligations) in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by Inland or any of its Restricted Subsidiaries; provided that (i) such security interests secure Indebtedness permitted by Section 6.02, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or construction),
         (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of Inland or any of its Restricted Subsidiaries;

                  (m) Liens securing Project Finance Indebtedness; provided that such Liens apply only to the assets acquired, constructed, developed or exploited with the proceeds of such Project Finance Indebtedness;

                  (n) additional Liens on property or assets (other than Collateral) of Inland and the Restricted Subsidiaries securing obligations of Inland or any of its Restricted Subsidiaries not exceeding $10,000,000 at any time; and

                  (o) Liens to secure any extension, renewal or refinancing of any Indebtedness secured by Liens permitted under subsections (a) through (n) above and permitted under Section 6.02(b)(vi); provided that such Liens do not apply to any additional property or assets of Inland or the Restricted Subsidiaries (other than additional property or assets covered by the Indenture).

         SECTION 6.02. Limitation on Indebtedness. (a) Incur, directly or indirectly, any Indebtedness; provided, however, that Inland and its Restricted Subsidiaries may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

         (b) Notwithstanding the foregoing paragraph (a), the Borrower and Inland and the Restricted Subsidiaries may Incur any or all of the following
Indebtedness:

                  (i) Indebtedness of the Borrower, Inland and the Restricted Subsidiaries Incurred pursuant to this Agreement and the other Loan Documents;

                  (ii) Indebtedness of, or commitments to lend to, the Borrower, Inland and the Restricted Subsidiaries existing on the date hereof and set forth in Schedule 6.02;

                  (iii) Indebtedness of Inland or any of its Restricted Subsidiaries consisting of purchase money Indebtedness or Capital Lease Obligations incurred in the ordinary course of business after the Closing Date to finance capital expenditures; provided that the aggregate principal amount of any Indebtedness or Capital Lease Obligations incurred pursuant to this paragraph (b)(iii) outstanding at any time shall not exceed $50,000,000;

                  (iv) loans or advances made by any Loan Party or Restricted Subsidiary to any other Loan Party or Restricted Subsidiary, provided that any such loans or advances (other than loans or advances to a Securitization Subsidiary or a Guarantor) are evidenced by an intercompany note pledged to the Collateral Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties;

                  (v) ordinary course Interest Rate Protection Agreements and ordinary course, non-speculative foreign exchange and commodity protection agreements;

                  (vi) in the case of Inland, Indebtedness the net proceeds of which are used substantially concurrently with the incurrence thereof to refinance, extend or renew the Letter of Credit or Indebtedness described in paragraph (b)(ii) above so long as (A) such refinancing, extension or renewal of Indebtedness is in an aggregate principal amount, or, if issued at a discount, the issue price is, not greater than the aggregate principal amount of the Indebtedness being refinanced, extended or renewed plus the amount of any premiums required to be paid thereon, the amount of accrued and unpaid interest thereon and the fees and expenses incurred in connection with such refinancing, extension or renewal, (B) such Indebtedness has a final maturity no earlier than and a weighted average life no shorter than the Indebtedness being refinanced, extended or renewed and (C) each of the covenants, events of default and other provisions thereof (including any Guarantees thereof and any restriction contemplated by Section 6.08) shall be no less favorable to the Lenders than those contained in the Indebtedness being refinanced, extended or renewed;

                  (vii) Indebtedness of a subsidiary of Inland Incurred and outstanding on or prior to the date on which such subsidiary was acquired by Inland (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such subsidiary became a subsidiary or was acquired by Inland); provided, however, that on the date of such acquisition and after giving effect thereto, Inland would have been able to Incur at least $1.00 of Indebtedness pursuant to paragraph (a) of this Section 6.02;

                  (viii) Indebtedness of a Receivables Subsidiary, the proceeds of which are used solely to purchase inventory or accounts receivable of Inland or any of its subsidiaries and to pay related fees and expenses; provided that such Indebtedness shall be nonrecourse to the Borrower, Inland and their respective Restricted Subsidiaries (other than such Receivables Subsidiary);

                  (ix) either (A) Indebtedness of an Inventory Subsidiary, the proceeds of which are used solely to purchase inventory of Inland or any of its subsidiaries and to pay related fees and expenses; provided that such Indebtedness shall be nonrecourse to the Borrower, Inland and their respective Restricted Subsidiaries (other than such Inventory Subsidiary) or (B) Indebtedness of Inland and its Restricted Subsidiaries incurred for working capital purposes and in an aggregate principal amount outstanding at any time not to exceed $100,000,000; provided that such Indebtedness is secured solely by Liens permitted by Section 6.01(j).

                  (x) In the case of Restricted Subsidiaries of Inland, Project Finance Indebtedness; and

                  (xi) additional Indebtedness of Inland or any of its Restricted Subsidiaries in an aggregate principal amount outstanding at any time not to exceed $50,000,000.

         (c) Notwithstanding the foregoing, Inland, the Borrower and the Restricted Subsidiaries shall not Incur any Indebtedness pursuant to Section 6.02(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Loans to at least the same extent as such Subordinated Obligations.

         (d) For purposes of determining compliance with this Section 6.02, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Borrower and Inland, in their sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described herein.

         (e) Notwithstanding the foregoing, Inland, the Borrower and the Restricted Subsidiaries shall not Incur any Indebtedness pursuant to this
Section 6.02 (other than Section 6.02(b)(i)) under the Indenture, except that existing Indebtedness under the Indenture (other than Loans) may be refinanced thereunder with Indebtedness complying with the provisions of Section 6.02(b)(vi).

         SECTION 6.03. Limitation on Restricted Payments. (a) Make, directly or indirectly, a Restricted Payment if at the time the Borrower, Inland or such Restricted Subsidiary makes such Restricted Payment:

                  (i) a Default shall have occurred and be continuing (or would result therefrom);

                  (ii) Inland is not able to Incur an additional $1.00 of Indebtedness under

         Section 6.02(a); or

                  (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Closing Date (less the amount of all such Restricted Payments in the form of loans or advances that have been repaid in cash during such period) would exceed the sum of (a) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurred to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), (b) the aggregate net cash proceeds received from capital contributions made to Inland since the Closing Date, (c) the amount by which Indebtedness is reduced on Inland's balance sheet upon the conversion or exchange since the Closing Date of any Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) and (d) the amount of dividends received from Unrestricted Subsidiaries and not otherwise included in Consolidated Net Income.

                  (b)  The provisions of Section 6.03(a) shall not prohibit:

                  (i) any acquisition of any Capital Stock of the Borrower or Inland made out of the proceeds of the substantially concurrent sale of, or made by exchange for Capital Stock of the Borrower or Inland (other than Disqualified Stock and other than Capital Stock issued or sold to a subsidiary of Inland, the Borrower or an employee stock ownership plan or to a trust established by Inland, the Borrower or any of their respective subsidiaries for the benefit of their employees); provided, however, that such acquisition of Capital Stock shall be excluded in the calculation of the amount of Restricted Payments;

                  (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Borrower or Inland which is permitted to be Incurred pursuant to Section 6.02; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 6.03; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (iv) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Borrower, Inland or any of their respective subsidiaries from employees, former employees, directors or former directors of the Borrower, Inland or any of their respective subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1,000,000 in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

                  (v) additional Restricted Payments by Inland, the Borrower or the Restricted Subsidiaries in an aggregate cumulative amount since the Closing Date not to exceed $10,000,000; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

                  (vi) Investments in the Existing Joint Ventures in an aggregate amount not exceeding $15,000,000 per calendar year on a cumulating basis since the Closing Date; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

                  (vii) advances to the Existing Joint Ventures to fund working capital requirements in the ordinary course of business in an aggregate principal amount outstanding at any time not to exceed $10,000,000; provided, however, that such advances shall be excluded in the calculation of the amount of Restricted Payments; or

                  (viii) advances to employees of Inland, the Borrower or the Restricted Subsidiaries in the ordinary course of business in an aggregate principal amount outstanding at any time not to exceed $1,000,000; provided, however, that such advances shall be excluded in the calculation of the amount of Restricted Payments.

         SECTION 6.04. Limitation on Sales of Assets and Subsidiary Stock. Directly or indirectly, consummate any Asset Sale, except Inland and its Restricted Subsidiaries may consummate any Asset Sale if (a) Inland or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Sale and at least 75% of the consideration thereof received by Inland or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Cash Proceeds from such Asset Sale is applied by Inland or such Restricted Subsidiary, as the case may be to offer to prepay the Loans pursuant to Section 2.13(a), to the extent required thereby.

         SECTION 6.05. Mergers, Consolidations, and Sales of Assets. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets (whether now owned or hereafter acquired), except that, if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (a) any Wholly Owned Subsidiary of the Borrower or Inland may merge into the Borrower or Inland, respectively, in a transaction in which the Borrower or Inland, respectively, is the surviving person and (b) any Wholly Owned Subsidiary of the Borrower or Inland may merge into or consolidate with any other Wholly Owned Subsidiary of the Borrower or Inland, as applicable, in a transaction in which the surviving entity is a Wholly Owned Subsidiary, and no person other than the Borrower or Inland, respectively, or a Wholly Owned Subsidiary of the Borrower or Inland, respectively, receives any consideration (provided that if one of the Wholly Owned Subsidiaries party to such merger or consolidation was a Guarantor, the surviving person shall be a Guarantor).

         SECTION 6.06. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Borrower, Inland or any Restricted Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower, Inland or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; provided that, except in the case of purchases and sales of raw materials, steel and steel-related products and services, (i) if any such transaction involves an amount in excess of $5,000,000 (A) the terms thereof are set forth in writing and (B) such terms have been approved by a majority of the members of the Board of Directors of the Borrower, Inland or such Restricted Subsidiary, as applicable, having no personal stake in such transaction and (ii) if any such transaction involves as amount in excess of $25,000,000, the terms thereof have been determined by a nationally recognized U.S. investment banking firm to be fair, from a financial standpoint, to the Borrower, Inland or such Restricted Subsidiary, (b) Inland and its Restricted Subsidiaries may enter into commercial transactions for goods and services with the Existing Joint Ventures in the ordinary course of business consistent with past practice and (c) Inland may pay management fees to IINV or its subsidiaries in an aggregate amount not exceeding $5,000,000 in any fiscal year.

         SECTION 6.07. Business of Borrower and Subsidiaries. (a) In the case of Inland and its Restricted Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

          (b) In the case of the Borrower and its Restricted Subsidiaries (i) incur any Indebtedness other than pursuant to Sections 6.02(b)(i) or (b)(ii) or
(ii) engage in any business or business activity other than (w) acting as the holding company for its subsidiaries, if any, (x) making or receiving the proceeds of the Inland Loan and repayments thereof, (y) entering into and performing their respective obligations under the Loan Documents and (z) activities reasonably incidental thereto.

         SECTION 6.08. Restrictions on Ability of Restricted Subsidiaries to Pay Dividends. Permit the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Restricted Subsidiary, except for any such encumbrance or restriction that (x) is in existence on the Closing Date under Indebtedness permitted under Section 6.02(b)(ii) or (y) is contained in Indebtedness permitted pursuant to Section 6.02(b)(vi) or (b)(vii).

         SECTION 6.09. Consolidated EBITDA. Permit Consolidated EBITDA for any period of four consecutive fiscal quarters to be less than $140,000,000; provided that in calculating Consolidated EBITDA for any period for purposes of this Section 6.09, there shall also be excluded, without duplication and to the extent otherwise included therein, all unusual, non-recurring, or extraordinary charges or credits during such period, all as determined in accordance with GAAP.

         SECTION 6.10. Amendment of Indenture. Enter into any amendment of, supplement to or modification of the Indenture without the prior written consent of the Required Lenders (or such greater percentage as may be required by the Indenture or the Loan Documents).


                                   ARTICLE VII

                                Events of Default

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or the issuance, amendment, renewal or extension of the Letter of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by the Borrower, Inland or any of the Restricted Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or
         5.08 or in Article VI;

                  (e) default shall be made in the due observance or performance by the Borrower, Inland or any of the Restricted Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 20 days after notice thereof from the Administrative Agent or any Lender to the

         Borrower;

                  (f) the Borrower, Inland, IINV or any of their respective subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness issued under the Indenture or any other Indebtedness in a principal amount in excess of $10,000,000, when and as the same shall become due and payable after any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (but only after any required giving of notice, lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, Inland, IINV or any of their respective Restricted Subsidiaries, or of a substantial part of the property or assets of the Borrower, Inland, IINV or any of their respective Restricted Subsidiaries, under any Insolvency Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, Inland, IINV or any of their respective subsidiaries or for a substantial part of the property or assets of the Borrower, Inland, IINV or any of their respective Restricted Subsidiaries or (iii) the winding-up or liquidation of the Borrower, Inland, IINV or any of their respective Restricted Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower, Inland, IINV or any of their respective Restricted Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under any Insolvency Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, Inland or any of their respective Restricted Subsidiaries or for a substantial part of the property or assets of the Borrower, Inland, IINV or any of their respective Restricted Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, Inland, IINV or any of their respective Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower, Inland, IINV or any of their respective Restricted Subsidiaries to enforce any such judgment;

                  (j) an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect; or

                  (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; or

                  (l) with respect to the Letter of Credit and the rights and remedies of the Issuing Bank and the L/C Lenders hereunder and thereunder, a Change in Control shall occur;

then, and in every such event (other than an event described in paragraph (l) above or an event with respect to the Borrower or Inland described in paragraph
(g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower or Inland described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower and Inland accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

         In order to expedite the transactions contemplated by this Agreement, Credit Suisse First Boston is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. In no event shall Inland or the

Borrower be liable for any failure of the Administrative Agent to remit payments or notices to the Lenders and, with respect to any payment required to be made by Inland or the Borrower hereunder, such payment shall be deemed made when received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

         Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

         Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

         Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its outstanding Loans and L/C Exposure hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents. Each Lender agrees to reimburse each the Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

         Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                    Guarantee

         SECTION 9.01. Guarantee. The Guarantors hereby unconditionally and irrevocably guarantee, jointly and severally, to each Secured Party (a) the full and punctual (x) payment of principal of and interest on the Loans when due, whether at maturity, by acceleration, by prepayment, or otherwise, (y) reimbursement to the Issuing Bank of all L/C Disbursements and (z) all other monetary obligations of the Borrower and the other Guarantors under the Loan Documents, (b) the full and punctual performance of all other obligations of the Borrower and the other Guarantors under the Loan Documents and (c) all obligations of the Borrower, monetary or otherwise, under each Interest Rate Protection Agreement entered into with a counterparty that was a Lender or an Affiliate of a Lender at the time such Interest Rate Protection Agreement was entered into (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor and that the Guarantors will remain bound under this Article IX notwithstanding any extension or renewal of any Obligation.

         Each Guarantor waives presentation to, demand of, payment from and protest to the Borrower of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Obligations. The Obligations of the Guarantors hereunder shall not be affected by (a) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower or any other person under any Loan Document, any Interest Rate Protection Agreement, other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any Loan Document, any Interest Rate Protection Agreement or any other agreement; (d) the release of any security held by any Secured Party for the Obligations or any of them; or (e) the failure of any Secured Party to exercise any right or remedy against any other guarantor of the Obligations.

         Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort had by any Secured Party to any security held for payment of the Obligations, including any of the Collateral.

         Except as expressly set forth in Section 9.02, the Obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of set off, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the Obligations of a Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Secured Party to assert any claim or demand or to enforce any remedy under any Loan Document, any Interest Rate Protection Agreement or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of any such obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of a Guarantor or would otherwise operate as a discharge of a Guarantor as a matter of law or equity.

         Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any

Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor, jointly and severally, hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash, to the Secured Parties an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Borrower or the Guarantors to the Secured Parties.

         Each Guarantor agrees that, as between it, on the one hand, and the Secured Parties, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby (y) in the event of any declaration of acceleration of such obligations as provided in Article VII, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Article IX, and (z) upon payment by such Guarantor under this
Article IX, all rights of such Guarantor against the Borrower or any other Guarantor as a result of subrogation or otherwise shall be subordinate in right of payment to the prior payment in full in cash of the obligations owing by the Borrower or the other Guarantors to the Lenders.

         Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by any Secured Party in enforcing any rights under this Article IX.

         SECTION 9.02. Limitation on Liability. Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Article IX, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar law affecting the rights of creditors generally.

         SECTION 9.03. Successors and Assigns. This Article IX shall be binding upon each Guarantor (other than IINV, which is separately executing the IINV Guarantee) and its successors and assigns and shall inure to the benefit of the successors and assigns of the Secured Parties.

                                    ARTICLE X

                                  Miscellaneous

         SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it c/o Inland Steel Industries, Inc., 3210 Watling Street, East Chicago, Indiana 46312, Attention of Tom McCue (Telecopy No. 312-899-3562);

                  (b) if to Inland or its subsidiaries, including those that are Guarantors, to them at 3210 Watling Street, East Chicago, Indiana 46312, Attention of Treasurer (Telecopy No. (219) 399-1080);

                  (c) if to the Administrative Agent, to Credit Suisse First Boston, Loan and Agency Services Group, 11 Madison Avenue, New York, New York 10010, Attention of Jodi Fatto (Telecopy No. (212) 325-8304); and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.01.

         SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of the Letter of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16,
2.20 and 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of the Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender or the Issuing Bank.

         SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent , the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment or the Loans at the time owing to it or L/C Exposure); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender or to an Approved Fund of any Lender, (x) (A) the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) and (B) in the case of the assignment of a Commitment, the Borrower must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment or Loan or L/C Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment or Loans or L/C Exposure) unless otherwise agreed by the Administrative Agent, (ii) the parties to each such assignment shall, unless otherwise agreed by the Administrative Agent, execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 10.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 10.05, as well as to any Fees accrued for its account and not yet paid).

         (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, or the outstanding balances of its Loans, or L/C Exposure, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, or principal amount of the Loans owing to, or L/C Exposure of, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank. No assignment shall be effective unless and until it has been recorded in the Register as provided in this paragraph (e).

         (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it or L/C Exposure); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14,
2.16 and 2.20 to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Guarantor or all or any substantial part of the Collateral).

         (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 10.17.

         (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure extensions of credit to such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such an assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

         (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

         SECTION 10.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Letter of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

         (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, trustees, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of the Letter of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of the Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent; any Lender or the Issuing Bank. All amounts due under this Section 10.05 shall be payable on written demand therefor.

         SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE LETTER OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 10.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the

Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or any date for reimbursement of an L/C Disbursement or waive or excuse any such payment or any part thereof or any Fee, or decrease the rate of interest or prepayment premium on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of
Section 10.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release any Guarantor or all or any substantial part of the Collateral, without the prior written consent of each Lender or (iv) change the allocation between Tranche B Loans and Tranche C Loans of any prepayment pursuant to Section 2.12 or 2.13 without the prior written consent of (A) Lenders holding a majority of the aggregate outstanding principal amount of the Tranche B Loans and (B) Lenders holding a majority of the aggregate outstanding principal amount of the Tranche C Loans; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank.

         SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 10.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         SECTION 10.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

         SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
10.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 10.14. Headings. Article and Section headings and the Table of

Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

         (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.16. Judgment Currency. (a) The obligations of the Borrower and the other Loan Parties hereunder and under the other Loan Documents to make payments in dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender or the Issuing Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender or the Issuing Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower or any other Loan Party or in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining the rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

         SECTION 10.17. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents, (e) subject to an agreement containing provisions substantially the same as the provisions of this Section

10.17 entered into by such party, to any assignee or participant in any of its rights or obligations under this Agreement or (f) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this
Section 10.17 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower, Inland or any of the Restricted Subsidiaries. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower, Inland or any of the Restricted Subsidiaries and related to the Borrower, Inland or any of the Subsidiaries, any of their shareholders or any of their employees, customers or suppliers, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, Inland or any of the Restricted Subsidiaries, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 10.17 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                               ISPAT INLAND, L.P.,

                               by 9064-4816 Quebec, Inc., its general
                               partner,

                               by /s/ Richard Leblanc
                                  --------------------------------------------
                                  Name: Richard Leblanc
                                  Title: Secretary


                               INLAND STEEL COMPANY,

                               by /s/ Vicki L. Avril
                                  --------------------------------------------
                                  Name: Vicki L. Avril
                                  Title: Treasurer


                               BURNHAM TRUCKING COMPANY, INC.,

                               by /s/ Vicki L. Avril
                                  --------------------------------------------
                                  Name: Vicki L. Avril
                                  Title: Treasurer


                               INCOAL COMPANY,

                               by /s/ Vicki L. Avril
                                  --------------------------------------------
                                  Name: Vicki L. Avril
                                  Title: Treasurer


                               CREDIT SUISSE FIRST BOSTON, individually
                               and as Administrative Agent, Collateral
                               Agent and Issuing Bank,
                               by /s/ Julia Kingsbury
                                  --------------------------------------------
                                  Name: Julia Kingsbury
                                  Title: Vice President

                                   /s/ Robert Hetu
                                  --------------------------------------------
                                  Name: Robert Hetu
                                  Title: Vice President

                                  Bank Polska Kasa Opieki SA, Pekao SA
                                  Group, New York Branch

                                  by /s/ Harvey Winter
                                     -----------------------------------------
                                     Name: Harvey Winter
                                     Title: Vice President


                                  Bank of America National Trust &
                                  Savings Association,

                                  by /s/ William F. Sweeney
                                     -----------------------------------------
                                     Name: William F. Sweeney
                                     Title: Vice President


                                  BankBoston NA,

                                  by /s/ Todd Dahlstrom
                                     -----------------------------------------
                                     Name: Todd Dahlstrom
                                     Title: Director


                                  Paribas Corporation as Agent for
                                  Paribas,

                                  by /s/ Teresa Knuth
                                     -----------------------------------------
                                     Name: Teresa Knuth
                                     Title: Associate


                                  by /s/ Marion Patterson
                                     -----------------------------------------
                                     Name: Marion Patterson
                                     Title: Vice President - Loan Trading


                                  Boeing Capital Corporation,
                                  by /s/ James C. Hammersmith
                                     ------------------------------------
                                     Name: James C. Hammersmith
                                     Title: Senior Documentation Officer


                                  GCB Investment Portfolio,

                                  by       Citibank, N.A.,

                                  by /s/ Steven Kaufman
                                     ------------------------------------
                                     Name: Steven Kaufman
                                     Title: Vice President

                                  Osprey Investments Portfolio,

                                  by       Citibank, N.A., as Manager,

                                  by /s/ Hans L. Christensen
                                     -----------------------------------------
                                     Name: Hans L. Christensen
                                     Title: Vice President


                                  Comerica Bank,

                                  by /s/ Aurora Battiglia
                                     -----------------------------------------
                                     Name: Aurora Battiglia
                                     Title: International Banking Officer

                                  by /s/ Walter Wegmueller
                                     -----------------------------------------
                                     Name: Walter Wegmueller
                                     Title: First Vice President


                                  CypressTree Institutional Fund, LLC,

                                  by       CypressTree Investment
                                           Management Company, Inc., its
                                           Managing Member,

                                  by /s/ Timothy M. Barns
                                     -----------------------------------------
                                     Name: Timothy M. Barns
                                     Title: Managing Director


                                  KZH - CypressTree-1 Corporation,

                                  by /s/ Virginia Conway
                                     -----------------------------------------
                                     Name: Virginia Conway
                                     Title: Authorized Signatory

                                  CypressTree Investment Fund, LLC,

                                  by       CypressTree Investment
                                           Management Company, Inc., its
                                           Managing Member,

                                  by /s/ Timothy M. Barns
                                     -----------------------------------------
                                     Name: Timothy M. Barns
                                     Title: Managing Director

                                  CypressTree Investment Management
                                  Company, Inc., as Attorney-in-Fact
                                  and on behalf of First Allmerica
                                  Financial Life Insurance
                                  Company as Portfolio Manager,

                                  by /s/ Timothy M. Barns
                                     -----------------------------------------
                                     Name: Timothy M. Barns
                                     Title: Managing Director


                                  DLJ Capital Funding, Inc.,

                                  by /s/ Stephen P. Hickey
                                     -----------------------------------------
                                     Name: Stephen P. Hickey
                                     Title: Managing Director


                                  Fremont Financial Corporation,

                                  by /s/ Richard C. Pugh
                                     -----------------------------------------
                                     Name: Richard C. Pugh
                                     Title: Senior Vice President


                                  KZH Holding Corporation III,

                                  by /s/ Virginia Conway
                                     -----------------------------------------
                                     Name: Virginia Conway
                                     Title: Authorized Signatory


                                  Mercantile Bank,

                                  by /s/ Edward A. Cheney
                                     -----------------------------------------
                                     Name: Edward A. Cheney
                                     Title: Group Manager & Vice President

                                  Morgan Stanley Dean Witter Prime
                                  Income Trust,

                                  by /s/ Peter Gewirtz
                                     -----------------------------------------
                                     Name: Peter Gewirtz
                                     Title: Authorized Signatory


                                  NationsBank, N.A.,

                                  by /s/ Mary Carol Daly
                                     -----------------------------------------
                                     Name: Mary Carol Daly
                                     Title: Vice President


                                  The Prudential Insurance Company of America,

                                  by /s/ Thomas J. Cecka
                                     -----------------------------------------
                                     Name: Thomas J. Cecka
                                     Title: Vice President


                                  Royal Bank of Canada,

                                  by /s/ Colleen Roux
                                     -----------------------------------------
                                     Name: Colleen Roux
                                     Title: Senior Manager


                                  SKANDINAVISKA ENSKILDA BANKEN
                                  NEW YORK BRANCH,

                                  by /s/ Sverker Johansson
                                     -----------------------------------------
                                     Name: Sverker Johansson

                                     Title: Vice President

                                  by /s/ Philip Montemurro
                                     -----------------------------------------
                                     Name: Philip Montemurro
                                     Title: Vice President


                                  Van Kampen American Capital Senior
                                  Income Trust,

                                  by /s/ Jeffrey W. Maillet
                                     -----------------------------------------
                                     Name: Jeffrey W. Maillet
                                     Title: Senior Vice President & Director


                                  ML CLO XIX Sterling (Cayman) Ltd.,

                                  by       Sterling Asset Manager, L.L.C.,
                                           as its Investment Advisor,

                                  by /s/ Louis Pistecchia
                                     -----------------------------------------
                                     Name: Louis Pistecchia
                                     Title: E. Vice President


                                  Merrill Lynch Senior Floating Rate Fund, Inc.,

                                  by /s/ Gilles Marchand
                                     -----------------------------------------
                                     Name: Gilles Marchand, CFA
                                     Title: Authorized Signatory


                                  Senior High Income Portfolio, Inc.,

                                  by /s/ Gilles Marchand
                                     -----------------------------------------
                                     Name: Gilles Marchand, CFA
                                     Title: Authorized Signatory

                                  Debt Strategies Fund, Inc.,

                                  by /s/ Gilles Marchand
                                     -----------------------------------------
                                     Name: Gilles Marchand, CFA
                                     Title: Authorized Signatory


                                  Pacific Select High Yield,

                                  by /s/ Raymond J. Lee
                                     -----------------------------------------
                                     Name: Raymond J. Lee
                                     Title: Senior Vice President